Exhibit (j)(4)

MONEY MARKET PORTFOLIO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, R. Jay Gerken of North Caldwell, New Jersey, Chairman of the Board of Trustees, Chief Executive Officer and President of Money Market Portfolio, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of Money Market Portfolio and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

IN WITNESS WHEREOF I have hereunto set my hand this 26th day of February, 2003.

/s/R. Jay Gerken Chairman of the Board of Trustees, Chief Executive Officer and President Money Market Portfolio

MONEY MARKET PORTFOLIO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, Richard Peteka of Fort Salonga, New York, Treasurer of Money Market Portfolio, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of Money Market Portfolio and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

IN WITNESS WHEREOF I have hereunto set my hand this 26th day of February, 2003.

/s/Richard Peteka Treasurer Money Market Portfolio